SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                                      June 16, 1998
                Date of Report (Date of earliest event reported)



                                       GP Strategies Corporation
               (Exact Name of Registrant as Specified in Charter)



         Delaware                      1-7234                    13-1926739
  (State or Other Juris-            (Commission             (I.R.S. Employer
diction of Incorporation)            File Number)            Identification No.)



9 West 57th Street, New York, New York                            10019
(Address of principal executive offices)                        (Zip Code)



                                 (212) 826-8500
              (Registrant's telephone number, including area code)



                     National Patent Development Corporation
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

                  On June 16, 1998, General Physics Corporation ("General Physics"), a Delaware corporation and a wholly-owned subsidiary of GP Strategies Corporation (the "Company"), completed its acquisition of the Learning Technologies business of Systemhouse (an MCI company) ("Learning Technologies"), pursuant to the Asset Purchase Agreement, dated as of June 3, 1998, by and among SHL Systemhouse Co., MCI Systemhouse Corp., SHL Computer Innovations Inc., SHL Technology Solutions Limited (collectively, the "Sellers") and General Physics. Learning Technologies is a computer technology training and consulting organization, with offices and classrooms in Canada, the United States and the United Kingdom. General Physics and the Sellers have also entered into a Preferred Provider Agreement under which, subject to certain exceptions, General Physics is the provider of educational training products and services to the Sellers for its customers during the term of such agreement. General Physics purchased Learning Technologies for approximately $27 million in cash.

                  Concurrently therewith, the Company and General Physics Canada Ltd. ("GP Canada"), an Ontario corporation and a wholly-owned subsidiary of General Physics, entered into a new Credit Agreement, dated as of June 15, 1998 (the "Credit Agreement"), with Key Bank, N.A., Mellon Financial Services Corporation, Summit Bank ("Summit"), The Dime Savings Bank of New York, FSB ("Dime"), and Fleet Bank, National Association ("Fleet"), as Agent, as Issuing Bank and as Arranger, providing for a secured credit facility of $80 million (the "Credit Facility") comprised of a revolving credit facility of $65 million for the Company expiring on June 15, 2001 and a five-year term loan of $15 million to GP Canada. The Company terminated its existing credit facility with Fleet, Dime and Summit, dated as of March 26, 1997, as amended. The Credit Facility is secured by the receivables and inventory of the Company, GP Canada and the material domestic subsidiaries of the Company, and all of the issued and outstanding stock of the Company's material domestic subsidiaries and 65% of the issued and outstanding stock of the Company's foreign subsidiaries. At the option of the Company or GP Canada, as the case may be, the interest rate on any loan under the Credit Facility may be based on an adjusted prime rate or Eurodollar rate, as described in the Credit Agreement.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

             (c) Exhibits.

  Exhibit No.                                        Exhibit

       10.1 Asset Purchase Agreement, dated as of June 3, 1998, by and among SHL Systemhouse Co., MCI Systemhouse Corp., SHL Computer Innovations Inc., SHL Technology Solutions Limited and General Physics Corporation.

       10.2              Preferred  Provider  Agreement,  dated  as of June 3,
                         1998,   by  and  among  SHL   Systemhouse   Co.,  MCI
                         Systemhouse Corp., SHL Computer Innovations Inc., SHL Technology Solutions Limited and General Physics Corporation.

       10.3 Credit Agreement, dated as of June 15, 1998, by and among GP Strategies Corporation, General Physics
                         Canada Ltd., Key Bank, N.A., Mellon Financial
                         Services Corporation, Summit Bank, The Dime Savings Bank of New York, FSB, and Fleet Bank, National Association, as Agent, as Issuing Bank and as Arranger.

       99                Press Release, dated June 18, 1998.

                                    Signature

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               GP STRATEGIES CORPORATION
                                                     (Registrant)



Dated:  June 29, 1998                          By:  Scott N. Greenberg
                                                    Executive Vice President
                                                    and Chief Financial Officer

                                  EXHIBIT INDEX

  Exhibit No.                 Description                                Page

       10.1 Asset Purchase Agreement, dated as of June 3, 1998, by and among SHL Systemhouse Co., MCI Systemhouse Corp., SHL Computer Innovations Inc., SHL Technology Solutions Limited and General Physics Corporation.

       10.2 Preferred Provider Agreement, dated as of June 3, 1998, by and among SHL Systemhouse Co., MCI Systemhouse Corp., SHL Computer Innovations
                              Inc., SHL Technology Solutions Limited and
                              General Physics Corporation.

       10.3 Credit Agreement, dated as of June 15, 1998, by and among GP Strategies Corporation, General Physics Canada Ltd., Key Bank, N.A., Mellon Financial Services Corporation, Summit Bank, The Dime Savings Bank of New York, FSB, and Fleet Bank, National Association, as Agent, as Issuing Bank and as Arranger.

       99                     Press Release, dated June 18, 1998.